News Release

Cenveo Announces First Quarter 2013 Results

1st Quarter Cash Flows from Continuing Operating Activities increases $20 million from prior year
1st Quarter operations impacted by fire at packaging facility
Company reaffirms cash flow guidance for 2013
Company provides update on strategic review

STAMFORD, CT – (May 8, 2013) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 30, 2013.

The Company generated net sales of $432.3 million for the three months ended March 30, 2013, compared to $455.6 million for the same period last year. The decrease in net sales was primarily due to lower sales in our print and envelope segment as a result of decreased volumes from our primary print customers due to timing of current year production schedules versus the prior year, a journal plant closure that occurred in the first quarter of the prior year and lower office product envelope sales due to the transition of low margin accounts out of our operating platform. These decreases were partially offset by higher sales from our direct envelope customers due to our initiatives to increase market share. Net sales from our label and packaging segment were relatively flat for the first quarter of 2013 due to our decision to exit low margin business within our packaging platform along with a disruption due to a temporary loss of a press as a result of a fire in one of our packaging facilities, which has been offset largely by our e-commerce initiatives and new account wins in our label business.

Operating income was $13.9 million for the three months ended March 30, 2013, compared to $14.2 million for the same period last year. The decrease in operating income was primarily due to lower sales, higher input costs in smaller raw material categories and inefficiencies related to a press fire in one of our packaging facilities, offset in part by lower restructuring, impairment and other charges. Non-GAAP operating income was $20.4 million for the three months ended March 30, 2013, compared to $31.6 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended March 30, 2013, the Company had a loss from continuing operations of $19.2 million, or $0.30 per share, compared to a loss of $22.6 million, or $0.36 per share for the same period last year. Non-GAAP loss from continuing operations was $9.2 million, or $0.14 per share, for the three months ended March 30, 2013, as compared to non-GAAP income from continuing operations of $3.3 million, or $0.04 per share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP (loss) income from continuing operations is presented in the attached tables.

Cash flow provided by operating activities of continuing operations for the three months ended March 30, 2013 was $3.3 million, compared to cash flow used in operating activities of continuing operations of $16.9 million for the same period last year. The increase in cash flow from operating activities of continuing operations is primarily attributable to non-recurring payments that occurred in the prior year, timing of cash interest payments, as well as positive impacts resulting from our working capital initiatives.

Adjusted EBITDA for the three months ended March 30, 2013 was $36.0 million, compared to Adjusted EBITDA of $47.0 million for the same period last year. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“Our first quarter results were generally in line with our expectations. Year over year sales weakness was driven largely by timing of orders by several large customers on the commercial print side, disruption due to a press fire in one of our packaging facilities and lower office product envelope sales due to low margin accounts we exited in the prior year, offset by market share gains on our direct envelope sales initiatives. Despite the weakness that we saw in the first quarter, we do believe that we will see a return to more historical performance levels beginning in the third quarter and improving throughout the remainder of the year. We are encouraged by recent trends in the direct mail envelope market as we have begun to see positive year over year comparables in the credit card market along with other market share gains. The packaging plant where we had a press fire is scheduled to have the replacement press fully operational by the beginning of the third quarter, and we are expecting the timing of print production to stabilize beginning in the third quarter through the remainder of the year. Also, it is important to note that we have continued to shift our sales focus to industry verticals, such as managed care and travel and leisure, where sales are seasonally more weighted to the second half of the year.”

“We are extremely pleased with the improvement in operating cash flow during the quarter versus the prior year. During the first quarter we generated $3.3 million of cash flow from operating activities of continuing operations, representing over a $20 million improvement from the same period last year. This performance coupled with the annual interest savings driven by our recent refinancing gives us confidence to re-affirm our cash flow forecast of at least $75 million for 2013.”

Strategic Update:
As discussed on our last conference call, we are currently reviewing all strategic options for our non-core operations. The strategic review will examine and consider the alternatives available to us, both near and long-term, with a focus on enhancing shareholder value. Currently, we are exploring alternatives for several of our operations. This review has been underway for a period of time and we expect to conclude our review of these select transactions over the coming months.

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, May 9, 2013 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (Unaudited)
	For the Three Months Ended
	March 30, 2013	March 31, 2012
Net sales	$432,344	$455,583
Cost of sales	362,435	375,003
Selling, general and administrative expenses	49,220	49,696
Amortization of intangible assets	2,607	2,623
Restructuring, impairment and other charges	4,182	14,022
Operating income	13,900	14,239
Interest expense, net	29,575	27,852
Loss on early extinguishment of debt, net	127	10,629
Other expense, net	296	298
Loss from continuing operations before income taxes	(16,098)	(24,540)
Income tax expense (benefit)	3,058	(1,956)
Loss from continuing operations	(19,156)	(22,584)
Income (loss) from discontinued operations, net of taxes	11	(4,634)
Net loss	(19,145)	(27,218)
Other comprehensive income (loss):
Currency translation adjustment	(779)	1,444
Comprehensive loss	$(19,924)	$(25,774)

Loss per share – basic:
Continuing operations	$(0.30)	$(0.36)
Discontinued operations	—	(0.07)
Net loss	$(0.30)	$(0.43)

Loss per share – diluted:
Continuing operations	$(0.30)	$(0.36)
Discontinued operations	—	(0.07)
Net loss	$(0.30)	$(0.43)

Weighted average shares outstanding:
Basic	63,840	63,407
Diluted	63,840	63,407

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	For the Three Months Ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Net loss	$(19,145)	$(27,218)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on sale of discontinued operations, net of taxes	—	5,015
Income from discontinued operations, net of taxes	(11)	(381)
Depreciation and amortization, excluding non-cash interest expense	15,960	15,748
Non-cash interest expense, net	2,493	1,637
Deferred income taxes	1,785	(2,757)
Loss on sale of assets	316	—
Non-cash restructuring, impairment and other charges, net	265	10,729
Loss on early extinguishment of debt, net	127	10,629
Stock-based compensation provision	953	1,587
Other non-cash charges	944	1,535
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	6,687	13,247
Inventories	(5,251)	(12,631)
Accounts payable and accrued compensation and related liabilities	(3,202)	(12,490)
Other working capital changes	4,786	(18,857)
Other, net	(3,389)	(2,657)
Net cash provided by (used in) operating activities of continuing operations	3,318	(16,864)
Net cash used in operating activities of discontinued operations	—	(4,111)
Net cash provided by (used in) operating activities	3,318	(20,975)
Cash flows from investing activities:
Cost of business acquisitions, net of cash acquired	(5,145)	(598)
Capital expenditures	(10,262)	(5,319)
Purchase of investment	(1,650)	—
Proceeds from sale of property, plant and equipment	5,850	234
Net cash used in investing activities of continuing operations	(11,207)	(5,683)
Net cash provided by investing activities of discontinued operations	—	39,921
Net cash (used in) provided by investing activities	(11,207)	34,238
Cash flows from financing activities:
Repayment of 10.5% senior notes	—	(170,000)
Repayment of 7.875% senior subordinated notes	(67,848)	(132,257)
Repayment of term loan B due 2016	(990)	(45,100)
Repayment of 8.375% senior subordinated notes	—	(25,202)
Payment of financing related costs and expenses and debt issuance discounts	(5,054)	(22,955)
Repayments of other long-term debt	(890)	(1,158)
Purchase and retirement of common stock upon vesting of RSUs	(219)	(329)
Proceeds from issuance of 11.5% senior notes	—	225,000
Proceeds from issuance of 7% senior exchangeable notes	—	86,250
Borrowings under revolving credit facility, net	42,300	65,600
Proceeds from issuance of 15% unsecured term loan due 2017	50,000	—
Repayment of 15% unsecured term loan due 2017	(7,000)	—
Net cash provided by (used in) financing activities of continuing operations	10,299	(20,151)
Net cash used in financing activities of discontinued operations	—	(1,652)
Net cash provided by (used in) financing activities	10,299	(21,803)
Effect of exchange rate changes on cash and cash equivalents	93	65
Net increase (decrease) in cash and cash equivalents	2,503	(8,475)
Cash and cash equivalents at beginning of period	8,110	17,753
Cash and cash equivalents at end of period	$10,613	$9,278

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 30, 2013	December 29, 2012

Assets
Current assets:
Cash and cash equivalents	$10,613	$8,110
Accounts receivable, net	254,840	261,611
Inventories	135,836	130,769
Prepaid and other current assets	63,184	68,473
Total current assets	464,473	468,963

Property, plant and equipment, net	276,013	282,600
Goodwill	191,435	191,415
Other intangible assets, net	213,560	212,904
Other assets, net	47,841	44,673
Total assets	$1,193,322	$1,200,555

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$19,008	$11,748
Accounts payable	177,011	185,271
Accrued compensation and related liabilities	30,635	25,323
Other current liabilities	78,523	77,892
Total current liabilities	305,177	300,234

Long-term debt	1,178,328	1,171,870
Other liabilities	193,321	192,765
Commitments and contingencies	—	—
Shareholders’ deficit:
Preferred stock	—	—
Common stock	639	638
Paid-in capital	355,716	354,983
Retained deficit	(771,879)	(752,734)
Accumulated other comprehensive loss	(67,980)	(67,201)
Total shareholders’ deficit	(483,504)	(464,314)
Total liabilities and shareholders’ deficit	$1,193,322	$1,200,555

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	For the Three Months Ended
	March 30, 2013	March 31, 2012

Operating income	$13,900	$14,239
Integration, acquisition and other charges	1,325	1,747
Stock-based compensation provision	953	1,587
Restructuring, impairment and other charges	4,182	14,022
Non-GAAP operating income	$20,360	$31,595

Cenveo, Inc. and Subsidiaries
Reconciliation of Loss from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 30, 2013	March 31, 2012

Loss from continuing operations	$(19,156)	$(22,584)
Integration, acquisition and other charges	1,325	1,747
Stock-based compensation provision	953	1,587
Restructuring, impairment and other charges	4,182	14,022
Loss on early extinguishment of debt, net	127	10,629
Income tax benefit (expense)	3,343	(2,059)
Non-GAAP income (loss) from continuing operations	$(9,226)	$3,342

Income (loss) per share – diluted:
Continuing operations	$(0.30)	$(0.27)
Integration, acquisition and other charges	0.02	0.02
Stock-based compensation provision	0.01	0.02
Restructuring, impairment and other charges	0.07	0.17
Loss on early extinguishment of debt, net	—	0.13
Income tax benefit (expense)	0.06	(0.03)
Non-GAAP income (loss) from continuing operations	$(0.14)	$0.04

Weighted average shares—diluted	63,840	84,299

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	For the Three Months Ended
	March 30, 2013	March 31, 2012

Net loss	$(19,145)	$(27,218)
Interest expense, net	29,575	27,852
Income tax expense (benefit)	3,058	(1,956)
Depreciation	13,353	13,125
Amortization of intangible assets	2,607	2,623
Integration, acquisition and other charges	1,325	1,747
Stock-based compensation provision	953	1,587
Restructuring, impairment and other charges	4,182	14,022
Loss on early extinguishment of debt, net	127	10,629
Loss from discontinued operations, net of taxes	(11)	4,634
Adjusted EBITDA, as defined	$36,024	$47,045

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss (gain) on early extinguishment of debt, net and (loss) income from discontinued operations, net of taxes. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring, impairment and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss (gain) on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from plant, property and equipment. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations and operating income to non-GAAP operating income is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin and free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 7,600 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.